EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the GPS Funds I, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the GPS Funds I for the year ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the GPS Funds I for the stated period.

/s/ Carrie E. Hansen	/s/ Starr E. Frohlich

Carrie E. Hansen	Starr E. Frohlich
Principal Executive Officer/President,	Principal Financial Officer/Treasurer,
GPS Funds I	GPS Funds I

Dated:	5/18/2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by GPS Funds I for purposes of Section 18 of the Securities Exchange Act of 1934.